SCHEDULE 14C INFORMATION

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the Securities Exchange Act of 1934

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PEDIATRIC PROSTHETICS, INC.
(Name of Registrant As Specified In Its Charter)

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PEDIATRIC PROSTHETICS, INC.
12926 WILLOWCHASE DRIVE
HOUSTON, TEXAS 77070

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on March 9, 2007

To the stockholders of Pediatric Prosthetics, Inc.:

 Notice is hereby given of a special meeting of shareholders of Pediatric Prosthetics, Inc. (the "Company") to be held on March 9, 2007 at 12:00 P.M. C.S.T. at the Company's office at 12926 Willowchase Drive, Houston, Texas 77070, for the following purpose:

1.
To approve the filing of Articles of Amendment to our Articles of Incorporation. The Board of Directors recommends that you approve Articles of Amendment to our Articles of Incorporation to increase our authorized shares to 950,000,000 shares of common stock, $0.001 par value per share and to reauthorize 10,000,000 shares of preferred stock, $0.001 par value per share.

  Common stockholders of record on the close of business on February 12, 2007, are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.

 You will find information regarding the matters to be voted on in the attached Information Statement. A copy of our 2006 Annual Report on Form 10-KSB, and our Report on Form 10-QSB for the quarter ended September 30, 2006, are enclosed with these materials, which contain certain information and disclosures regarding the Company, including, audited financial statements for the years ended June 30, 2006 and 2005, unaudited financial statements for the three months ended September 30, 2006 and 2005, our management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk.

By Order of the Board of Directors,

/s/ Kenneth W. Bean
Kenneth W. Bean
Director

February 9, 2007

PEDIATRIC PROSTHETICS, INC.
12926 WILLOWCHASE DRIVE
HOUSTON, TEXAS 77070

INFORMATION STATEMENT
February 9, 2007

  This Information Statement is furnished by the Board of Directors of Pediatric Prosthetics, Inc. (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on March 9, 2007 at 12:00 P.M. CST at the Company's office at 12926 Willowchase Drive, Houston, Texas 77070 (the "Meeting").

  The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on February 12, 2007 (the "Record Date"). This Information Statement will be first mailed on or about February 15, 2007, to stockholders of record at the close of business on the Record Date. As of the Record Date, there are 98,274,889 outstanding shares of the Company's Common Stock and 1,000,000 outstanding shares of the Company's Preferred Stock. The holders of all outstanding shares of Common Stock are entitled to one (1) vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. The holders of all outstanding shares of Preferred Stock are entitled to twenty votes (20) per share of Preferred Stock.

  The presence at the special meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the special meeting other than the matters referred to in this Information Statement.

  The matters scheduled to come before the special meeting require the approval of a majority of the votes cast at the special meeting. Linda Putback-Bean and Dan Morgan (the "Majority Shareholders") beneficially own 30,210,251 and 9,198,861, shares of common stock, respectively, or 40.1% of our Common Stock, and 900,000 and 100,000, shares of Preferred Stock, respectively, representing 100% of our issued and outstanding preferred stock, which in aggregate can vote 20,000,000 shares of our common stock. As a result, the Majority Shareholders account for an aggregate of 59,409,112 of the total of 118,274,889 shares entitled to vote at the special meeting of stockholders or approximately 50.2% of our voting shares and will therefore be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Shareholders already have the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL 1

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 950,000,000 SHARES OF COMMON STOCK

What Are The Majority Shareholders Approving?

  Our Majority Shareholders will approve Articles of Amendment to our Articles of Incorporation to authorize 950,000,000 shares of common stock, $0.001 par value per share ("Common Stock") and reauthorize 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

  The Articles of Amendment will additionally state that shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

  We currently have 100,000,000 shares of common stock, $0.001 par value per share authorized and 98,274,889 shares of common stock outstanding as of the Record Date, which amount of authorized common stock will be increased to 950,000,000 shares of common stock in connection with the Amendment. We currently have 10,000,000 shares of preferred stock, $0.001 par value per share, authorized and 1,000,000 shares of Series A Preferred Stock issued and outstanding, which amount of authorized shares of preferred stock will not be affected by the Amendment.

  Upon approval, the Board of Directors will instruct the officers to file as soon as practicable Articles of Amendment with the Idaho Secretary of State in a form substantially similar to the attached Appendix A to affect the amendment (the "Amendment").

What Is The Purpose Of The Amendment?

  The Amendment increases the amount of authorized Common Stock we have authorized from 100,000,000 shares of common stock to 950,000,000 shares of common stock and is necessary to have enough shares of Common Stock authorized for the issuance of the shares of common stock issuable in connection with the conversion of principal and interest on the aggregate of $1,500,000 in Callable Secured Term Notes which we agreed to sell to certain Purchasers, as well as the 50,000,000 warrants to purchase shares of our common stock at an exercise price of $0.10 per share, which were granted to such Purchasers, in connection with our entry into a Securities Purchase Agreement on May 30, 2006, which is described in greater detail below under "May 2006 Funding." As we do not have enough shares of authorized but unissued shares of common stock to issue the Purchasers' their shares of common stock in connection with the conversion of the Callable Secured Term Notes and the exercise of the Warrants, we are authorizing a greater number of shares of common stock to allow for such conversions and exercises. We will not solicit further shareholder authorization for the issuance of the additional Callable Secured Term Notes or the shares of common stock issuable in connection with the Conversion of the Callable Secured Term Notes or the shares of common stock issuable in connection with the exercise of the Warrants.

  Additionally, the Amendment increasing our authorized shares of common stock is intended to enhance flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to establish strategic relationships with corporate partners, or to attract or to retain and motivate key employees. We also believe that the increase in our authorized shares of common stock will give us enhanced flexibility to acquire other companies or their businesses or assets in the future; however, neither we nor the Board of Directors have any present intention or plans to acquire any other companies or assets, at this time.

  We will not seek further authorization from our shareholders prior to the issuance to the Purchasers of shares of common stock which the Callable Secured Term Notes are convertible into and/or which the Warrants are exercisable for.

  We currently have no present intention to issue any shares of Preferred Stock, other than the 1,000,000 shares of Series A Preferred Stock (described below), which are currently outstanding.

May 2006 Funding

  On May 30, 2006 (the "Closing"), we entered into a Securities Purchase Agreement ("Purchase Agreement") with AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millennium Capital Partners II, LLC (each a "Purchaser" and collectively the "Purchasers"), pursuant to which the Purchasers agreed to purchase $1,500,000 in convertible debt financing from us. Pursuant to the Securities Purchase Agreement, we agreed to sell the investors $1,500,000 in Callable Secured Convertible Notes (the "Debentures"), which are to be payable in three tranches, $600,000 of which was received by the Company on or around May 31, 2006, in connection with the entry into the Securities Purchase Agreement; $400,000 upon the filing of a registration statement to register shares of common stock which the Debentures are convertible into; and $500,000 upon the effectiveness of such registration statement. The Debentures are to be convertible into our common stock at a discount to the then trading value of our common stock as described in greater detail below. Additionally, in connection with the Securities Purchase Agreement, we agreed to issue the Purchasers warrants to purchase an aggregate of 50,000,000 shares of our common stock at an exercise price of $0.10 per share (the "Warrants"). We agreed to register the shares of common stock which the Debentures are convertible into on a Form SB-2 registration statement. We secured the Debentures pursuant to the Security Agreement and Intellectual Property Security Agreement, described below.

  The $600,000 we received from the Purchasers at the Closing, in connection with the sales of the Debentures was distributed as follows:

o
$100,000 to Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart"), as a finder's fee in connection with the funding (we also have agreed to pay Lionheart an additional $50,000 upon the payment of the next tranche of the funding by the Purchasers);

o
$18,000 to Mr. Geoff Eiten, as a finder's fee in connection with the funding (we also have agreed to pay Mr. Eiten an additional $27,000 upon the payment of additional tranches of funding by the Purchasers);

o	$75,000 in legal fees and closing payments to our counsel, the Purchaser's counsel and certain companies working on the Purchaser's behalf;

o	$10,000 to be held in escrow for the payment of additional key man life insurance on our Directors and officers, Linda Putback-Bean and Kenneth W. Bean; and

o
$370,000 to us, which we anticipate spending on legal and accounting fees in connection with the filing of our periodic filings, as well as our Form SB-2 registration statement, and amendments thereto, as well as marketing and promotional fees and inventory costs, as well as other general working capital purposes.

Callable Secured Convertible Notes

  The Debentures bear interest at the rate of six percent (6%) per annum, payable quarterly in arrears, provided that no interest shall be due and payable for any month in which the trading value of our common stock is greater than $0.10375 for each day that our common stock trades. Any amounts not paid under the Debentures when due bear interest at the rate of fifteen percent (15%) per annum until paid. The conversion price of the Debentures is equal to 50% of the trading price of our common stock on any trading day, during which we receive a notice of conversion from the Purchasers (the "Conversion Price").

The Purchasers have agreed to limit their conversions of the Debentures to no more than the greater of (1) $80,000 per calendar month; or (2) the average daily volume calculated during the ten business days prior to a conversion, per conversion.

  Pursuant to the Debentures, the Conversion Price is automatically adjusted if, while the Debentures are outstanding, we issue or sell, any shares of common stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price then in effect, with the consideration paid per share, if any being equal to the new Conversion Price; provided however, that each Purchaser has agreed to not convert any amount of principal or interest into shares of common stock, if, as a result of such conversion, such Purchaser and affiliates of such Purchaser will hold more than 4.99% of our outstanding common stock.

"Events of Default" under the Debentures include:

1.	Our failure to pay any principal or interest when due;

2.	Our failure to issue shares of common stock to the Purchasers in connection with any conversion as provided in the Debentures;

3.
Our failure to file a Registration Statement covering the shares of common stock convertible which the Debentures are convertible into within sixty (60) days of the Closing (July 31, 2006), or obtain effectiveness of such Registration Statement within one hundred and forty-five (145) days of the Closing (October 22, 2006), which dates have been amended to January 15, 2007 (which filing date we were unable to meet) and April 16, 2007, respectively in connection with the Waiver of Rights Agreement, described in greater detail below, or if such Registration Statement once effective, ceases to be effective for more than ten (10) consecutive days or more than twenty (20) days in any twelve (12) month period;

4.	Our entry into bankruptcy or the appointment of a receiver or trustee;

5.
Our breach of any covenants in the Debentures or Purchase Agreement, if such breach continues for a period of ten (10) days after written notice thereof by the Purchasers, or our breach of any representations or warranties included in any of the other agreements entered into in connection with the Closing; or

6.
If any judgment is entered against us or our property for more than $100,000, and such judgment is unvacated, unbonded or unstayed for a period of twenty (20) days, unless otherwise consented to by the Purchasers, which consent will not be unreasonably withheld.

7.
If we fail to maintain the listing of our common stock on the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange within 180 days from the date of Closing, which listing has not been affected to date.

Upon the occurrence of and during the continuance of an Event of Default, the Purchasers can make the Debentures immediately due and payable, and can make us pay the greater of (a) 130% of the total remaining outstanding principal amount of the Debentures, plus accrued and unpaid interest thereunder, or (b) the total dollar value of the number of shares of common stock which the funds referenced in section (a) would be convertible into (as calculated in the Debentures), multiplied by the highest closing price for our common stock during the period we are in default. If we fail to pay the Purchasers such amount within five (5) days of the date such amount is due, the Purchasers can require us to pay them in shares of common stock at the greater of the amount of shares of common stock which (a) or (b) is convertible into, at the Conversion Rate then in effect.

  Pursuant to the Debentures, we have the right, assuming (a) no Event of Default has occurred or is continuing, (b) that we have a sufficient number of authorized but unissued shares of common stock, (c) that our common stock is trading at or below $0.20 per share, and (d) that we are then able to prepay the Debentures as provided in the Debentures, to make an optional prepayment of the outstanding amount of the Debentures equal to 120% of the amount outstanding under the Debentures (plus any accrued and unpaid interest thereunder) during the first 180 days after the Closing, 130% of the outstanding amount of the Debentures (plus any accrued and unpaid interest thereunder) between 181 and 360 days after the Closing, and 140% thereafter, after giving ten (10) days written notice to the Purchasers.

  Additionally, pursuant to the Debentures, we have the right, in the event the average daily price of our common stock for each day of any month the Debentures are outstanding is below $0.20 per share, to prepay a portion of the outstanding principal amount of the Debentures equal to 101% of the principal amount of the Debentures divided by thirty-six (36) plus one month's interest. Additionally, the Purchasers have agreed in the Debentures to not convert any principal or interest into shares of common stock in the event we exercise such prepayment right.

  At the Closing, we entered into a Security Agreement and an Intellectual Property Security Agreement (collectively, the "Security Agreements"), with the Purchasers, whereby we granted the Purchasers a security interest in, among other things, all of our goods, equipment, machinery, inventory, computers, furniture, contract rights, receivables, software, copyrights, licenses, warranties, service contracts and intellectual property to secure the repayment of the Debentures.

  Because of the continually adjustable nature of the Conversion Price of the Debentures, i.e. that such Debentures are convertible into shares of common stock at a discount of 50% of the then trading value of our common stock, the total number of shares of common stock which may be issued to the Debenture holders in connection with the conversion of the Debentures is impossible to calculate, however, we anticipate such number of shares, assuming such Debentures are registered with the Commission and converted into common stock, to represent a large portion of our currently issued and outstanding common stock, causing severe dilution to our then existing shareholders. However, the Purchasers have agreed to not hold more than 4.99% of our outstanding common stock at any one time.

 The Debentures themselves have no voting rights, however once such Debentures are converted into common stock, such converted common stock will be able to vote one (1) share of common stock towards each matter voted on by us at any shareholders meeting.

Stock Purchase Warrants

  In connection with the Closing, we sold an aggregate of 50,000,000 Warrants to the Purchasers, which warrants are exercisable for shares of our common stock at an exercise price of $0.10 per share (the "Exercise Price"). Each Purchaser, however, has agreed not to exercise any of the Warrants into shares of common stock, if, as a result of such exercise, such Purchaser and affiliates of such Purchaser will hold more than 4.9% of our outstanding common stock.

  The Warrants expire, if unexercised at 6:00 p.m., Eastern Standard Time on May 30, 2013. The Warrants also include reset rights, which provide for the Exercise Price of the Warrants to be reset to a lower price if we (a) issue any warrants or options (other than in connection with our Stock Option Plans), which have an exercise price of less than the then market price of the common stock, as calculated in the Warrants, at which time the Exercise Price of the Warrants will be equal to the exercise price of the warrants or options granted, as calculated in the Warrants; or (b) issue any convertible securities, which have a conversion price of less than the then market price of the common stock, as calculated in the Warrants, at which time the Exercise Price of the Warrants will be equal to the conversion price of the convertible securities, as calculated in the Warrants.

  Pursuant to the Warrants, until we register the shares of common stock which the Warrant is exercisable for, the Warrants have a cashless exercise feature, where the Purchasers can exercise the Warrants and pay for such exercise in shares of common stock, in lieu of paying the exercise price of such Warrants in cash.

  The Warrants themselves have no voting rights, however once such Debentures are converted into common stock, such converted common stock will be able to vote one (1) share of common stock towards each matter voted on by us at any shareholders meeting.

Registration Rights Agreement

  Pursuant to the Registration Rights Agreement entered into at the Closing, we agreed to file a registration statement on Form SB-2, to register two (2) times the shares of common stock which the Debentures are convertible into (to account for changes in the Conversion Rate and the conversion of interest on the Debentures) as well as the shares of common stock issuable in connection with the exercise of the Warrants, within sixty (60) days of the Closing, which we were not able to accomplish, but which date was amended from sixty (60) days from the Closing until January 15, 2007 (which filing date was not met), in connection with the Waiver of Rights Agreement (described below), and use our best efforts to obtain effectiveness of such registration statement as soon thereafter as possible. However, we do not currently have enough authorized but unissued shares to allow for such conversion and/or exercise by the Purchasers and therefore have filed this information statement with the SEC to allow for shareholder approval to affect an increase in our authorized shares in connection with such registration statement filing.

 If we do not obtain effectiveness of the registration statement with the SEC by April 16, 2007, or if after the registration statement has been declared effective by the SEC, sales of common stock cannot be made pursuant to the registration statement, or our common stock is not traded on the Over-the-Counter Bulletin Board (the "OTCBB") or any equivalent replacement exchange, then we are required to make payments to the Purchasers in connection with their inability and/or delay to sell their securities. The payments are to be equal to the then outstanding amount of the principal amount of the Debentures, multiplied by $0.02, multiplied by the number of months after April 16, 2007, and/or the date sales are not able to be effected under the registration statement, pro rated for partial months. For example, for each month that passes in which we fail to obtain effectiveness of our registration statement, after April 16, 2007, we would owe the Purchasers an aggregate of $20,000 in penalty payments, based on $1,000,000 then outstanding under the Debentures ($600,000 in debentures sold to the Purchasers at the Closing, plus $400,000 in Debentures sold to the Purchasers upon filing the registration statement).

Waiver of Rights Agreement

  On October 25, 2006, with an effective date of July 31, 2006, we entered into a Waiver of Rights Agreement with the Purchasers, whereby the Purchasers agreed to waive our prior defaults under the Securities Purchase Agreement and Registration Rights Agreement. In connection with the Waiver of Rights Agreement, the Purchasers agreed to amend the Securities Purchase Agreement to state that we are required to use our best efforts to timely file our periodic reports with the Commission, which amendment waived the previous default caused by our failure to timely file our annual Report on Form 10-KSB with the Commission. The Waiver of Rights Agreement also amended the Securities Purchase Agreement to provide for us to use our best efforts to obtain shareholder approval to increase our authorized shares of common stock as was required by the Securities Purchase Agreement, which amendment waived our failure to obtain shareholder approval to increase our authorized shares of common stock by August 15, 2006. Finally, the Waiver of Rights Agreement amended the dates we were required to file a registration statement covering the shares of common stock which the Purchasers Notes are convertible into and which their Warrants are exercisable into from July 31, 2006 to January 15, 2007 (which date was not met by us), and the date such registration statement is required to be effective with the Commission from October 22, 2006 to April 16, 2007.

USE OF PROCEEDS

The $600,000 we received from the Purchasers at the Closing, in connection with the sales of the Debentures was distributed as follows:

o
$100,000 to Lionheart Associates, LLC doing business as Fairhills Capital ("Lionheart"), as a finder's fee in connection with the funding (we also have agreed to pay Lionheart an additional $50,000 upon the payment of the next tranche of the funding by the Purchasers);

o
$18,000 to Geoff Eiten, as a finder's fee in connection with the funding (we also have agreed to pay Mr. Eiten an additional $27,000 upon the payment of additional tranches of funding by the Purchasers);

o	$75,000 in legal fees and closing payments to our counsel, the Purchaser's counsel and certain companies working on the Purchaser's behalf;

o	$10,000 to be held in escrow for the payment of additional key man life insurance on Linda Putback-Bean and Kenneth W. Bean; and

o
$370,000 to us, which we anticipate spending on legal and accounting fees in connection with the filing of our amended Form 10-SB, outstanding reports on Form 10-QSB, and Form SB-2 registration statement, as well as marketing and promotional fees and inventory costs, as well as other general working capital purposes.

We plan to use the $900,000 in proceeds from the sale of the additional Convertible Debentures (assuming all $900,000 of the additional debentures are sold) as follows:

o
$67,000 - Accounting, auditing and attorney's fees in connection with our periodic reports, this Form 10-SB registration statement and a to be filed Form SB-2 registration statement to register the shares underlying the Convertible Debentures;

o	$266,000 - Inventory for our prosthetics operations;

o	$67,000 - Equipment and building improvements;

o	$333,000 - Promotional, marketing and travel costs associated with our increased marketing campaign;

o	$100,000 - Closing costs and finders fees in connection with the funding; and

o	$67,000 - General working capital, including certain amounts for officers and directors salaries, rent and office expenses.

  We will not solicit further authorization for the issuance of the additional Debentures or the shares of common stock issuable in connection with the Conversion of the Debentures or the shares of common stock issuable in connection with the exercise of the Warrants.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue 100,000,000 shares, $0.001 per share par value common stock, which amount will be increased to 950,000,000 shares, $0.001 par value per share in connection with the Amendment. The holders of common stock have the right to vote for the election of directors and for all other purposes. Each share of common stock is entitled to one vote on any matter presented to shareholders for a vote. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights.

  Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable. In the event of liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

The holders of our common stock have no preemptive rights.

Preferred Stock

  Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, with characteristics to be determined by the Board of Directors. On October 31, 2003, Articles of Amendment to the Articles of Incorporation provided for a series of preferred stock consisting of 1,000,000 shares, par value $0.001 per share, and designated as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, into one fully paid and nonassessable share of Common Stock but includes voting privileges of 20 to 1. The holders of Series A Convertible Preferred Stock have the right to vote for the election of directors and for all other purposes. It is non-cumulative but participates in any declared distributions on an equal basis with common stock. The holders of Series A Convertible Preferred Stock are entitled to receive dividends when declared by the Board of Directors and have the same liquidation preference as the Common Stock. As of February 12, 2007, 1,000,000 shares of Series A Convertible Preferred Stock have been issued.

The Preferred Stock will not be affected by the Amendment.

What Vote Is Required For Approval of The Amendment?

  The vote of a majority of the Company's shares eligible to vote at the Company's special meeting of shareholders is required to approve the Amendment to our Articles of Incorporation. Since our Majority Shareholders can vote a majority of our outstanding shares, our Majority Shareholders will approve the Amendment to our Articles of Incorporation as set forth above. Therefore, no further shareholder approval is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF THE
AMENDMENT TO OUR ARTICLES OF INCORPORATION.

[Remainder of page left intentionally blank.]

OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the special meeting of shareholders and has not been informed that any other matters are to be presented by others.

  The Board of Directors does not expect a representative of the Company's independent principal accountants, Malone & Bailey, PC, to be present at the Meeting.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

INCORPORATION BY REFERENCE

  We hereby incorporate by reference in this Information Statement the following disclosures and financial statements originally filed in our Form 10-KSB, which filing was made with the Commission on October 27, 2006 and our Form 10-QSB for the quarter ended September 30, 2006, which filing was made with the Commission on December 5, 2006:

o	Our audited financial statements for the years ended June 30, 2005 and 2006;

o	Our unaudited financial statements for the three months ended September 30, 2006 and 2005;

o	Our management's discussion and analysis of financial condition and results of operations relating to the years ended June 30, 2005 and 2006;

o	Our management's discussion and analysis of financial condition and results of operations relating to the three months ended September 30, 2006 and 2005;

o	Changes in and disagreements with accountants on accounting and financial disclosure; and

o	A discussion of the quantitative and qualitative disclosures regarding market risk.

We hereby incorporate by reference in this Information Statement the following disclosures and financial statements originally filed in:

o
Our Form 10-KSB and Form 10-QSB, which were filed on EDGAR on the Commission's website, www.sec.gov, are being mailed to each of our shareholders of record as attachments to this Information Statement.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

PEDIATRIC PROSTHETICS, INC.
12926 Willowchase Drive
Houston, Texas 77070

Attention:  Kenneth W. Bean,
                    Vice President

By Order of the Board of Directors

/s/ Kenneth W. Bean
Kenneth W. Bean
Director

February 9, 2007

APPENDIX A

Articles of Amendment
(General Business)

  To the Secretary of State of the State of Idaho Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned Corporation amends its articles of incorporation as follows:

1.	The name of the corporation is:

Pediatric Prosthetics, Inc.

2.	The text of each amendment is as follows:

ARTICLE IV of the Corporation's Articles of Incorporation is amended as follows:

  “The capital stock of the Corporation shall consist of 950,000,000, shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share.

  Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.”

3.	The date of adoption of the amendment(s) was: ____________, 2007

4.	Manner of adoption (check one):

[ ]
The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code, and was, therefore, adopted by the board of directors.

[ ]	Note of the corporation's share have been issued and was, therefore, adopted by the [ ] incorporator	[ ] board of directors.
These Articles of Amendment were unanimously approved by the Board of Directors of the Corporation on __________, 2007.

 The number of shares of the Corporation outstanding and entitled to vote on these Articles of Amendment as of the record date, February 12, 2007, was 98,274,889 shares of common stock and 1,000,000 shares of Series A Preferred Stock, which can in aggregate vote 20,000,000 shares of stock. The Articles of Amendment have been consented to by _____________ shares, constituting more than a majority of the shares of stock eligible to vote thereon, as of February 12, 2007. As such, the number of voting shares cast in favor of the Articles of Amendment was sufficient to approve the Articles of Amendment.

[X]	Approval by the shareholders is required and the shareholders duly approved the amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Dated: _______________

Signed: _________________

Typed Name: ________________

Capacity: ________________